                                                                EXHIBIT (M)


                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         DISCOVER CARD MASTER TRUST I
                       Series 1998-7 Monthly Statement

                    Class A Certificate CUSIP # 25466KCA5
                    Class B Certificate CUSIP # 25466KCB3

Distribution Date: January 15, 2002            Month Ending: December 31, 2001

Pursuant to the Series Supplement dated as of November 12, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1. Payments to investors in Series 1998-7 on this Distribution Date (per $1000 of Class Initial Investor Interest) *
   -----------------------------------------------------------------------------------------------------------------

         Series 1998-7                                                  Total                  Interest               Principal
                                                                        -----                  --------               ---------
          Class A                       5.60000000%              $0.000000000              $0.000000000            $0.000000000

          Class B                       5.90000000%              $0.000000000              $0.000000000            $0.000000000

2. Principal Receivables at the end of December, 2001
   --------------------------------------------------
   (a) Aggregate Investor Interest                                                                            $29,156,737,358.63

       Seller Interest                                                                                         $6,729,328,104.44

       Total Master Trust                                                                                     $35,886,065,463.07

   (b) Group One Investor Interest                                                                            $29,156,737,358.63

   (c) Series 1998-7 Investor Interest                                                                         $1,052,632,000.00

   (d) Class A Investor Interest                                                                               $1,000,000,000.00

       Class B Investor Interest                                                                                  $52,632,000.00

3. Allocation of Receivables Collected During December, 2001
   ---------------------------------------------------------
                                                                                                                Yield Collections /
                                                     Finance Charge Collections      Principal Collections       Additional Funds
                                                     --------------------------      ---------------------       ----------------
   (a) Allocation of Collections between Investors and Seller:

       Aggregate Investor Allocation                            $446,239,393.18          $4,604,293,099.03               $0.00

       Seller Allocation                                         $85,752,902.01            $884,797,490.30               $0.00

   (b) Group One Allocation                                     $446,239,393.18          $4,604,293,099.03               $0.00

   (c) Series  1998-7 Allocation                                 $16,060,315.40            $165,710,155.80               $0.00

   (d) Class A Allocation                                        $15,257,539.02            $157,427,118.10               $0.00

       Class B Allocation                                           $802,776.38              $8,283,037.70               $0.00

* Note that amounts in this section previously reflected deposits to Trust accounts on behalf of investors. Beginning this month, amounts will reflect payments, if any, to investors on the applicable Distribution Date.

   (e) Principal Collections as a monthly percentage of Master Trust Receivables
       at the beginning of December, 2001                                                                              15.51%

   (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
       at the beginning of December, 2001                                                                               1.50%

   (g) Total Collections as a monthly percentage of Master Trust Receivables
       at the beginning of December, 2001                                                                              17.02%

4. Information Concerning the Series Principal Funding Account ("SPFA")
   --------------------------------------------------------------------

                                      Deposits into the SPFA         Deficit Amount                 SPFA               Investment
                                     on this Distribution Date    on this Distribution Date        Balance               Income
                                     -------------------------    -------------------------        -------             ----------
     Series 1998-7                       $0.00                           $0.00                       $0.00                $0.00

5. Information Concerning Amount of Controlled Liquidation Payments
   ----------------------------------------------------------------

                                     Amount Paid on this           Deficit Amount on this            Total Payments through this
                                       Distribution Date               Distribution Date                    Distribution Date
                                       -----------------               -----------------                    -----------------
   Series 1998-7                         $0.00                               $0.00                                $0.00

6. Information Concerning the Series Interest Funding Account ("SIFA")
   -------------------------------------------------------------------
                                                                           Deposits into the SIFA                      SIFA
                                                                          on this Distribution Date                   Balance
                                                                          -------------------------                   -------
   Series 1998-7                                                                $4,925,440.67                       $9,850,881.34

7. Pool Factors for December, 2001
   -------------------------------
     Class A                                                                                                             1.00000000

     Class B                                                                                                             1.00000000

8. Investor Charged-Off Amount
   ---------------------------
                                                                                                                Cumulative Investor
                                                                                         December, 2001         Charged-Off Amount
                                                                                         --------------         ------------------
    (a) Group One                                                                         $174,937,002.60                     $0.00

    (b) Series 1998-7                                                                       $6,296,045.31                     $0.00

    (c) Class A                                                                             $5,981,336.89                     $0.00

        Class B                                                                               $314,708.42                     $0.00

    (d) As an annualized percentage of
        Principal Receivables at the
        beginning of December, 2001                                                                 7.18%                       N/A

9.  Investor Losses for December, 2001
    ----------------------------------
                                                                                                             Per $1,000 of Initial
                                                                                       Total              Series Investor Interest
                                                                                       -----              ------------------------
     (a) Group One                                                                        $0.00                        $0.00

     (b) Series 1998-7                                                                    $0.00                        $0.00

     (c) Class A                                                                          $0.00                        $0.00

         Class B                                                                          $0.00                        $0.00

10. Reimbursement of Investor Losses for December, 2001
    ---------------------------------------------------
                                                                                                            Per $1,000 of Initial
                                                                                       Total              Series Investor Interest
                                                                                       -----              ------------------------
     (a) Group One                                                                         $0.00                        $0.00

     (b) Series 1998-7                                                                     $0.00                        $0.00

     (c) Class A                                                                           $0.00                        $0.00

         Class B                                                                           $0.00                        $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for December, 2001
    -------------------------------------------------------------------
                                                                                                            Per $1,000 of Initial
                                                                                       Total              Series Investor Interest
                                                                                       -----              ------------------------
     (a) Group One                                                                        $0.00                        $0.00

     (b) Series 1998-7                                                                    $0.00                        $0.00

     (c) Class A                                                                          $0.00                        $0.00

         Class B                                                                          $0.00                        $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
    ----------------------------------------------------------------
     (a)   Group One                                                                                              $48,745,238.57

     (b)   Series 1998-7                                                                                           $1,754,386.67

     (c)   Class A                                                                                                 $1,666,666.67

           Class B                                                                                                    $87,720.00

13. Class Available Subordinated Amount at the end of the Distribution Date
    -----------------------------------------------------------------------


                                                                                                              As a Percentage of
                                                                                          Total            Class A Invested Amount
                                                                                          -----            -----------------------
       Series 1998-7, Class B                                                          $89,473,720.00                  8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                                                                        Shared Amount         Class B Amount
                                                                                        -------------         --------------
     (a)  Maximum Amount on this Distribution Date                                              $0.00            $42,105,280.00

     (b)  Available Amount on this Distribution Date                                            $0.00            $42,105,280.00

     (c)  Amount of unreimbursed Drawings on Credit
          Enhancement on this Distribution Date                                                 $0.00                     $0.00

     (d)  Credit Enhancement Fee on this Distribution Date                                                            26,557.47

15. Delinquency Summary
    -------------------
     Master Trust Receivables Outstanding at the end of December, 2001                                       $36,378,010,801.79

                                               Delinquent Amount        Perecentage of Ending
     Payment Status                             Ending Balance         Receivables Outstanding
     --------------                             --------------         -----------------------

     30-59 Days                                  $870,712,488.52                2.39%

     60-179 Days                               $1,765,753,716.34                4.85%

16. Excess Spread Percentages on this Distribution Date (1)
    ---------------------------------------------------
    (a)   Group One (2)                                                        6.05%

    (b)   Series 1998-7 (3)                                                    3.49%

17. Net Charge-Offs on this Distribution Date (4)
    -----------------------------------------
    Charge-offs net of recoveries as an annualized percentage of Principal Receivables
    at the beginning of December, 2001                                                                                 6.55%

                                       U.S. Bank National Association
                                       as Trustee

                                   BY:
                                       -------------------------------
                                       Vice President

-------------------------

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of
     (i) the monthly interest for each Series (see 'Deposits into the SIFA' in Item 6), (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                       Series 1998-7 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

           The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of November 12, 1998 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 1998-7 Master Trust Certificates for the Distribution Date occurring on January 15, 2002:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2. The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3. The aggregate amount of Collections processed during December, 2001
    is equal to                                                                                                   $6,021,082,884.52

 4. The aggregate amount of Class A Principal Collections processed during December, 2001
    is equal to                                                                                                     $157,427,118.10

 5. The aggregate amount of Class A Finance Charge Collections processed during December, 2001
    is equal to                                                                                                      $15,257,539.02

 6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections
        during December, 2001 is equal to                                                                                     $0.00

    (b) The aggregate amount of Class A Additional Funds for this Distribution date is equal to                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class A Required Amount Shortfall is equal to                                                     $0.00

    (b) with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                                        $0.00

    (c) with respect to the Class A Investor Interest is equal to                                                             $0.00

 8. The sum of all amounts payable to the Class A Certificateholders on the current Distribution Date is
    equal to                                                                                                                  $0.00

 9. The aggregate amount of Class B Principal Collections processed during December, 2001
    is equal to                                                                                                       $8,283,037.70

10. The aggregate amount of Class B Finance Charge Collections processed during December, 2001
    is equal to                                                                                                         $802,776.38

11. (a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections
        during December, 2001 is equal to                                                                                     $0.00

    (b) The aggregate amount of Class B Additional Funds for this Distribution date is equal to                               $0.00

12. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class B Required Amount Shortfall is equal to                                                     $0.00

    (b) with respect to the Class B Cumulative Investor Charged-Off Amount is equal to                                        $0.00

    (c) with respect to the Class B Investor Interest is equal to                                                             $0.00

13. The sum of all amounts payable to the Class B Certificateholders on the current Distribution Date is
    equal to                                                                                                                  $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this
    Certificate to the Trustee pursuant to Section 16 of the Series Supplement.


      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of January, 2002.

Series 1998-7                                 DISCOVER BANK
                                              as Master Servicer

                                              By:         [SIG]
                                                 -----------------------------
                                              Vice President, Chief Accounting
                                              Officer and Treasurer


                                       2